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                                                                    EXHIBIT 99.1

                   CITIZENS NATIONAL BANK OF BERKELEY SPRINGS
                     212 S. WASHINGTON STREET, P.O. BOX 130
                   BERKELEY SPRINGS, WEST VIRGINIA 25411-0130
                                 (304) 258-1520

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                 JUNE 15, 2000

         KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned shareholder of Citizens National Bank of Berkeley Springs, Berkeley Springs, West Virginia ("Citizens National"), do hereby nominate, constitute and appoint W. Ralph Widmyer and Emerson N. Grove or either one of them, with full power to act alone as my true and lawful attorney(s) with full power of substitution, for me in my name, place and stead to vote all the common stock of Citizens National, standing in my name on the books of Citizens National at the close of business on May 5, 2000, at the Special Meeting of Shareholders of Citizens National, called for and to be held at the Country Inn, Berkeley Springs, West Virginia, on June 15, 2000, at 10:00 a.m., local time, and at any and all adjournments of said meeting as follows:

         1. The formation of a bank holding company for Citizens National Bank of Berkeley Springs, pursuant to the terms and conditions of an Agreement and Plan of Merger between Citizens National Bank of Berkeley Springs and CNB Financial Services, Inc., and related Plan of Merger, whereby (a) Citizens National Bank of Berkeley Springs will become a wholly-owned subsidiary of CNB Financial Services, Inc., and (b) shareholders of Citizens National Bank of Berkeley Springs will become shareholders of CNB Financial Services, Inc.

          [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

         2. Any other business which may properly come before the meeting or any adjournment thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specification is made, the shares of common stock of Citizens National represented by this Proxy will be voted "FOR" proposal 1. If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors of Citizens National.

         The Board of Directors of Citizens National recommends a vote "FOR" the listed proposition.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITIZENS NATIONAL AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                            Dated:                        , 2000
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                                               (Signature(s) of Shareholder)

                                            [ ] I/we plan to attend the meeting.


         When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.